SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2008 (August 7, 2008)

ORSUS XELENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33456	20-1198142
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

12th Floor, Tower B, Chaowai MEN Office Building
26 Chaowai Street, Chaoyang Disc.
Beijing, People's Republic Of
China 100020
(Address of principal executive offices)

86-10-85653777
(Registrant's telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2008, Beijing Orsus Xelent Technology & Trading Company Limited (“Beijing Orsus”), a wholly owned subsidiary of Orsus Xelent Technologies, Inc. (the “Company”), entered into a Master Distributor Agreement (the “Distributor Agreement”) with Beijing Xingwang Shidai Commerce Co., Ltd. (“Xingwang”) to have Xingwang be the national level distributor for the Company’s mobile phone handsets. The term of the Distributor Agreement is two years from the date of the Distributor Agreement. Under the Distributor Agreement, the term of the trade credit for all sales from the Company to Xingwang will be 120 days, Xingwang will be responsible for retaining a third-party guarantee company licensed by the government of the People’s Republic of China (the “PRC”) to guarantee the payment of trade account receivables owed by Xingwang to the Company, payable upon any receivables becoming more than 45 days overdue, and the Company can request, and Xingwang must supply, a detailed report on trade account receivables owed by Xingwang customers on Orsus handset products, including an account receivable balance and aging for each individual customer. The foregoing summary of the terms and conditions of the Distributor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of translation of the Distributor Agreement attached as Exhibit 10.1 hereto, and which is hereby incorporated herein by reference.

Item 8.01 Other Events.

On August 7, 2008, Xingwang entered into an irrevocable Credit Guarantee Contract (the “Guarantee Contract”) with Zhong Hui Guarantee Corporation, a third-party guarantee company licensed by the PRC government (“Zhonghui”), and Beijing Orsus whereby Zhonghui agrees to guarantee up to RMB 300 million for the principle debt, interest, fine, damages arising out of breach of contract, and costs incurred for realizing those legal rights including but not limited to legal proceeding fees, attorney fees and travel expenses arising out of the Distributor Agreement. The Guarantee Contract is effective as of July 20, 2008 and provides a guarantee of all of the accounts receivable that are or may become outstanding from Xingwang to the Company from January 1, 2008 through December 31, 2008. Such accounts receivable are guaranteed for a period of two years from the date it is due. The Guarantee Contract creates joint and several liability for the guaranteed accounts receivable, such that, if Xingwang defaults at the payment due, the Company may enforce its rights hereunder against Xingwang, or require Zhonghui to fulfill the guarantee responsibilities within the scope of the Guarantee Contract. In addition, during the period of payment of debt, if the Company proves that Xingwang’s operation is worsening , or Xingwang is surreptitiously withdrawing funds, transferring assets for evasion of debt, or taking other actions which could cause serious damage to the Company’s rights under the Distributor Agreement, the Company is entitled to require Zhonghui to fulfill its guarantee obligations in advance of the date such guarantee would otherwise be due. The foregoing summary of the terms and conditions of the Guarantee Contract does not purport to be complete and is qualified in its entirety by reference to the full text of translation of the Guarantee Contract attached as Exhibit 99.1 hereto, and which is hereby incorporated herein by reference.

On August 20, 2008, the Company issued a press release regarding its entry into the Distributor Agreement and the Guarantee Contract as described above. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description

10.1	Master Distributor Agreement, dated as of August 7, 2008, by and between Beijing Orsus Xelent Technology & Trading Company Limited and Beijing Xingwang Shidai Commerce Co., Ltd.

99.1
Credit Guarantee Contract, dated as of August 7, 2008, by and among Beijing Orsus Xelent Technology & Trading Company Limited, Beijing Xingwang Shidai Commerce Co., Ltd. and Zhong Hui Guarantee Corporation.

99.2	Press Release of Orsus Xelent Technologies, Inc., dated August 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2008

ORSUS XELENT TECHNOLOGIES, INC.

By	/s/ Wang Xin
Name: Wang Xin
Title: Chief Executive Officer

Exhibit Index

Exhibit
Number	Exhibit Description

10.1	Master Distributor Agreement, dated as of August 7, 2008, by and between Beijing Orsus Xelent Technology & Trading Company Limited and Beijing Xingwang Shidai Commerce Co., Ltd.

99.1
Credit Guarantee Contract, dated as of August 7, 2008, by and among Beijing Orsus Xelent Technology & Trading Company Limited, Beijing Xingwang Shidai Commerce Co., Ltd. and Zhong Hui Guarantee Corporation.

99.2	Press Release of Orsus Xelent Technologies, Inc., dated August 20, 2008.